UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2016

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	1-11437	52-1893632
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6801 Rockledge Drive Bethesda, Maryland	20817
(Address of principal executive offices)	(Zip Code)

(301) 897-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 28, 2016, the Board of Directors (the “Board”) of Lockheed Martin Corporation (the “Corporation’), acting upon the recommendation of the Management Development and Compensation Committee (the “Committee”), approved the annual and long-term incentive packages for the named executive officers identified in the Corporation’s proxy statement (the “NEOs”) and other executives for 2016.

The annual incentive awards approved for the NEOs for 2016 were made under the Lockheed Martin Corporation 2006 Management Incentive Compensation Plan (Performance Based) (the “Incentive Compensation Plan”) and incorporated the changes to the Incentive Compensation Plan approved in September 2015 and described in the Corporation’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 24, 2015. A copy of the Incentive Compensation Plan, as amended and restated on January 21, 2016 to make certain administrative modifications, is filed as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

The components of the long-term incentive (“LTI”) grants for 2016 are unchanged from 2015 and continue to consist of restricted stock units (“RSUs”), performance stock units (“PSUs”) and long-term incentive performance (“LTIP”) awards. In light of the Corporation’s announcement on January 26, 2016 that it has entered into a definitive agreement to separate and combine its realigned Information Systems & Global Solutions (IS&GS) business segment with Leidos Holdings, Inc. in a Reverse Morris Trust transaction, on January 28, 2016, the Board, acting upon the recommendation of the Committee, approved changes to the RSU, PSU and LTIP award agreements as well as changes to the LTI grant allocation for Sondra Barbour, Executive Vice President, IS&GS. Ms. Barbour’s 2016 LTI grant will consist 100% of RSUs. No changes were made to the allocation for the other NEOs, which continue to consist of 30% RSUs, 50% PSUs and 20% LTIP awards.

The following changes were made to the RSU, PSU and LTIP award agreements:

•	The form of RSU award agreement was revised to provide that: (1) RSU grants will vest on a pro-rata basis in the event of termination of employment due to a divestiture, unless the other party to the divestiture assumes and continues them on the same terms; and (2) awards will continue to vest if the executive is identified as an employee of a business unit subject to divestiture and laid off within six months of the grant date;

•	The form of PSU award agreement was revised to provide that: (1) awards will be payable on a pro-rata basis if the executive is identified as an employee of a business unit subject to divestiture and laid off within six months of the grant date; and (2) the calculation of the performance cash and return on invested capital (ROIC) performance metrics will be adjusted to exclude the impact of an acquisition or divestiture with a value greater than $1 billion; and

•

The form of LTIP award agreement was revised to provide that: (1) awards will be payable on a pro-rata basis if the executive is identified as an employee of a business unit subject to divestiture and laid off within six months of the grant date; (2) the calculation of the performance cash and ROIC performance metrics will be adjusted to exclude the impact of an acquisition or divestiture with a value greater than $1 billion; and (3) similar to the provision in the 2015 PSU award agreement, six months of service will be required to receive a pro-rated payout for retirement or layoff (other than a divestiture).

In addition, a provision was added to the RSU, PSU and LTIP award agreements that provides that awards will be forfeited if the executive is terminated for misconduct.

The foregoing summary description of the changes to the form of RSU, PSU and LTIP award agreements is not intended to be complete and is qualified in its entirety by reference to the complete text of the form of RSU award agreement, form of PSU award agreement, and form of LTIP award agreement attached as Exhibits 10.2, 10.3, and 10.4, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Lockheed Martin Corporation Amended and Restated 2006 Management Incentive Compensation Plan (Performance-Based), amended and restated effective January 1, 2016

10.2	Form of Restricted Stock Unit Award Agreement (2016 to 2018 Performance Period)

10.3	Form of Performance Stock Unit Award Agreement (2016 to 2018 Performance Period)

10.4	Form of Long-Term Incentive Performance Award Agreement (2016 to 2018 Performance Period)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lockheed Martin Corporation

Date: February 2, 2016	by:	/s/ Stephen M. Piper
Stephen M. Piper
Vice President and Associate General Counsel

EXHIBIT INDEX

Exhibit No.	Description

10.1	Lockheed Martin Corporation Amended and Restated 2006 Management Incentive Compensation Plan (Performance-Based), amended and restated effective January 1, 2016

10.2	Form of Restricted Stock Unit Award Agreement (2016 to 2018 Performance Period)

10.3	Form of Performance Stock Unit Award Agreement (2016 to 2018 Performance Period)

10.4	Form of Long-Term Incentive Performance Award Agreement (2016 to 2018 Performance Period)